Fund 608(Growth Portfolio)
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                      Reduction to
Increase to            Accumulated Net
Reduction to             Accumulated Net                   Realized Loss
           Paid-in Capital          Investment Income                  on Investments
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                                                                 $23,502,664                             $331                        $23,502,333

Fund 609 (Total Return Portfolio)
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

     Increase                 Reduction
Reduction                                      to Accumulated            to Accumulated Net
                to Paid-in                            Net Investment                 Realized Loss
      Capital                                                  Income                      on Investments
----------------------------------------------------------------------------------------------------
                                               $54,320,352                                      $130,487                  $54,189,865

616 ( Oppenheimer International Growth Fund/ VA)

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Increase to                           Increase to
    Accumulated Net                 Accumulated Net
Investment                       Realized Loss
                                                                                                       Income                     on Investments
--------------------------------------------------------------------------------------------------
       $10,076                                  $10,076